BlackRock California Municipal Series Trust
File Number: 811-04264
CIK Number: 765199
BlackRock California Insured Municipal Bond Fund
For the Period Ending: 08/31/2007

Pursuant to Exemptive Order No. IC-15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended August 31, 2007.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

07/19/2007	$3,315	Castaic Lake Water Agency	5.00%	07/26/2007